SECOND AMENDMENT TO THE
AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT, to the Amended and Restated Fund Accounting Servicing Agreement (this “Amendment”), dated November 1, 2019, is made and entered into by and between BROWN ADVISORY FUNDS, a Massachusetts business trust, (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

    WHEREAS, the Trust and Fund Services are parties to that certain Amended and Restated Fund Accounting Servicing Agreement, dated May 2, 2018, as amended (the “Agreement”).

WHEREAS, the parties desire to amend the funds list of the Agreement to add the Brown Advisory Tax-Exempt Sustainable Bond Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

First Amended Exhibit A, the funds list, is hereby superseded and replaced in its entirety with Second Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

BROWN ADVISORY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By:/s/ Paul Chew	By:/s/ Anita M. Zagrodnik
Name: Paul Chew	Name: Anita M. Zagrodnik
Title: President	Title: Sr VP 11/7/19

Second Amended Exhibit A to the
Fund Accounting Servicing Agreement

Separate Series of Brown Advisory Funds

Brown Advisory Flexible Equity Fund
Brown Advisory Growth Equity Fund
Brown Advisory Intermediate Income Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Small-Cap Growth Fund
Brown Advisory Equity Income Fund
Brown Advisory Tax-Exempt Bond Fund
Brown Advisory Sustainable Growth Fund
Brown Advisory Emerging Markets Select Fund
Brown Advisory Mortgage Securities Fund
Brown Advisory - WMC Strategic European Equity Fund
Brown Advisory Total Return Fund
Brown Advisory Strategic Bond Fund
Brown Advisory Global Leaders Fund
Brown Advisory Sustainable Bond Fund
Brown Advisory Mid-Cap Growth Fund
Brown Advisory - Beutel Goodman Large-Cap Value Fund
Brown Advisory Tax-Exempt Sustainable Bond Fund

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